                                                                     EXHIBIT 4.1



                       VIDEO NETWORK COMMUNICATIONS, INC.
                       ----------------------------------

                           ---------------------------

                             SUBSCRIPTION AGREEMENT

                                       AND

                         INVESTOR INFORMATION STATEMENT

                           ---------------------------






                                  INSTRUCTIONS
                                  ------------


                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
           SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.

               THERE ARE TWO AGREEMENTS ATTACHED. BOTH AGREEMENTS
             NEED TO BE REVIEWED, COMPLETED AND EXECUTED AS FOLLOWS:

1.  Fill in the missing information on Page 1.

2. Individual Investors must complete Question 7.7 and sign the signature page on Pages 4 and 8.

3. Entity Investors must complete Question 7.8 (please note, persons affiliated with the entity may be required to complete Question 7.7 and sign on page 4) and additionally sign the signature page on Page 9.


                       DELIVER THE EXECUTED AGREEMENTS TO:

                             EARLYBIRDCAPITAL, INC.
                             ONE STATE STREET PLAZA
                            NEW YORK, NEW YORK 10004
                         ATTENTION: INVESTMENT BANKING,

              ALONG WITH PAYMENT FOR THE SECURITIES SUBSCRIBED FOR.

                             Print Name of Subscriber
                                                     ---------------------------


            SUBSCRIPTION AGREEMENT AND INVESTOR INFORMATION STATEMENT

 IMPORTANT: PLEASE REFER TO SCHEDULE 1 COMMENCING ON PAGE 10 WHEN REVIEWING THIS
      DOCUMENT. THE SCHEDULE IS INCORPORATED HEREIN AND MADE A PART HEREOF.

The Company and the Investor hereby agree as follows:

       1. SUBSCRIPTION FOR SECURITIES. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $__________ of the securities being offered by VIDEO NETWORK COMMUNICATIONS, INC. ("VNCI" or "Company") described on SCHEDULE 1 hereto ("Securities") upon the terms and conditions of the offering ("Offering") set forth in this Agreement and SCHEDULE
1. EarlyBirdCapital, Inc. ("EarlyBirdCapital" or the "Placement Agent") is acting as the exclusive placement agent for the offering.

       2. OFFERING PERIOD. The Securities are currently being offered by the Company through the date set forth on SCHEDULE 1 ("Termination Date").

       3. INVESTOR DELIVERY OF DOCUMENTS AND PAYMENT. I hereby tender to EarlyBirdCapital, as placement agent for the Company (i) the full purchase price by check or wire in accordance with the instructions set forth on SCHEDULE 1,
(ii) two manually executed copies of this Subscription Agreement and (iii) the NASD Questionnaire. Prior to the earlier of a Closing (as defined in Section 5 hereof) or the Termination Date, my check or wire transfer will be held by Continental Stock Transfer & Trust Company, as escrow agent in a non-interest bearing escrow account subject to the terms and conditions herein and in the escrow agreement between Continental Stock Transfer & Trust Company, as escrow agent and the Company. If the Company does not receive and accept the subscriptions required to have a Closing as set forth on SCHEDULE 1 by the Termination Date, my payment will be returned to me without interest or deduction.

       4. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. The Company and EarlyBirdCapital have the right to reject this subscription for the Securities, in whole or in part for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Securities subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

       5. CLOSING AND DELIVERY OF SECURITIES. The closing of the Offering ("Closing") may occur at the office of Graubard Mollen & Miller at any time prior to the Termination Date and after the sale by the Company of the required amount as set forth on SCHEDULE 1, as determined jointly by the Company and EarlyBirdCapital. In the event my subscription is accepted and there is a Closing, my payment will be released to the Company and the certificates representing the Securities will be delivered promptly to me, along with a fully executed version of this Agreement.

       6. OFFERING TO ACCREDITED INVESTORS. This offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by my responses hereof, the Investor is an "accredited investor" within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

       7. INVESTOR REPRESENTATIONS AND WARRANTIES. I acknowledge, represent and warrant to the Company and EarlyBirdCapital as follows:

              7.1 Obligations of the Company and the Investor. The Company has no obligation to me other than as set forth in this Agreement, including but not limited to the obligations described in Section 7.1 of SCHEDULE 1. I have read and agree to the restrictions set forth in Section 5 of SCHEDULE 1. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Securities to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Securities becomes effective. If, prior to the final consummation of the offer and sale of the Securities, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

              7.2    Information About the Company.

                     (a) I have read the Confidential Private Placement Memorandum dated August 8, 2000 relating to the Offering ("Memorandum") and all exhibits listed therein and fully understand the Memorandum, including the Section entitled "Risk Factors" and its exhibits. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying the information included in the Memorandum and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering of the Securities and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information and materials regarding the Company that I have reasonably requested. After my reading of the materials about the Company, I understand that there is no assurance as to the future performance of the Company.

                     (b) I have received no representation or warranty from the Company or EarlyBirdCapital or any of their respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              7.3 Speculative Investment. I am aware that the Securities are a speculative investment that involves a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of my investment. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

              7.4 Restrictions on Transfer. I understand that (i) the Securities have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration,
(ii) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that although there is a Company obligation to do so, there is no assurance that the Company will file any Registration Statement for the Securities I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the securities registered thereon.

              7.5 No Market for Securities. I am purchasing the Securities for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the Securities. I understand that there is no market at present and there may not be any market in the future for the Securities or any underlying securities (the term Securities will be deemed to include any underlying securities). I agree that (i) the purchase of the Securities is a long-term investment, (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act and may never be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Securities, except as may be set forth in Section 5 of SCHEDULE 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the certificates representing the Securities.

              7.6 Entity Authority. If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement and Investor Information Statement on behalf of such entity has been duly authorized by such entity to do so.

              7.7 ACCREDITED INVESTOR STATUS FOR INDIVIDUALS. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 7.8).

                     (a)    I am an accredited investor within the meaning of
Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (please check the applicable responses):


                                   My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the
                            ______ current year will exceed $200,000.

                                   If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the
                            ______ current year will exceed $300,000.

                                   My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds
                            ______ $1,000,000.

                     (b) The aggregate value of my assets is approximately $___________.

                     (c)    My aggregate liabilities are approximately
                            $___________.

                     (d)    My current and expected income is:


                 YEAR                                INCOME
                 ----                                ------
           2000 (estimated)             $

             1999 (Actual)              $

             1998 (Actual)              $

       Individual Investors may skip to Section 7.9 on page 6. Each person associated with an Entity Investor who is required under Section 7.8 to separately complete the questions in this Section 7.7 must sign the below confirmation:

                     I hereby confirm the answers to Section 7.7 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Securities.

                     Executed this ____ day of ________, 200__.

                     Signature:
                                    --------------------------------------------
                     Print Name:
                                    --------------------------------------------

              7.8 ACCREDITED INVESTOR STATUS FOR ENTITIES. (INVESTORS WHO ARE INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

              (a)    The entity is a (please check the applicable response):

                     ___    Corporation
                     ___    Limited Liability Company
                     ___    Partnership
                     ___    Revocable Trust
                     ___    Irrevocable Trust (if the Investor is an Irrevocable
                            Trust, a supplemental questionnaire must be
                            completed by the person directing the decision for
                            the trust. Please contact EarlyBirdCapital for a
                            copy of such supplemental questionnaire. Its address
                            and telephone number are on Schedule 1.)
                     ___    Employee Benefit Plan Trust
                     ___    Individual Retirement Account (If you are an IRA,
                            skip (b))


              (b)    Check all responses that apply:

                     ___ The Entity was not formed for the specific purpose of investing in the Company
                     ___ The Entity has total assets in excess of $5 million dollars
                     ___ For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

              (c) If you did not check the first two of the three boxes in Question (b) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

                     (i) owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

                     (ii) is a grantor for the revocable trust or Individual Retirement Account; or

                     (iii) is the person making the investment decision for a self-directed Employee Benefit Plan Trust; or

                     (iv) is the person making the investment decisions for an Irrevocable Trust.

       ---------------------------              --------------------------

       ---------------------------              --------------------------

       EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE
            COMPANY THE ANSWERS TO QUESTION 7.7 AND SIGN THE WRITTEN
                     CONFIRMATION AT THE END OF SECTION 7.7.

              7.9 No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the offering of the Securities prior to the determination by the Company of my suitability will not constitute an offer of the Securities until such determination of suitability is made.

              7.10 For Florida Residents. The Securities have not been registered under the Securities Act of 1933, as amended, or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Securities cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

       8. INDEMNIFICATION. I hereby agree to indemnify and hold harmless the Company and EarlyBirdCapital, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein. EarlyBirdCapital is a third-party beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of EarlyBirdCapital.

       9. SEVERABILITY; REMEDIES. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

       10. GOVERNING LAW AND JURISDICTION. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

       11. COUNTERPARTS. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

       12. BENEFIT. This Subscription Agreement is binding upon and inures to the benefit of the parties hereto (and EarlyBirdCapital to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. EarlyBirdCapital is a third-party beneficiary with respect to any sections hereof that so state or that otherwise indicate that EarlyBirdCapital would be entitled to rely on the representations, warranties or covenants made by me therein.

       13. NOTICES. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

       14. ORAL EVIDENCE. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

       15. SECTION HEADINGS. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

       16. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Securities.

       17. ACCEPTANCE OF SUBSCRIPTION. The Company may accept this Subscription Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

         SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION
Name: _______________________     Name of  Joint Investor (if any): ____________________

Residence Address:  ____________________________________________________________________

Telephone:  (H) ___________________ (W) _____________________ Fax ______________________

Occupation: _________________________   Employer: ______________________________________

Business Address: ______________________________________________________________________

Send communications to:

                ___  Home           ___  Office           ___  E-Mail:

                E-mail address: _____________________________________________

Age: _______________

Social Security Number: ____________________

Check manner in which securities are to be held:

     Individual                      Tenants in                         Joint Tenants with
___  Ownership                  ___  Common                             Right of Survivorship
                                                                        (both parties must
                                                                   ___  sign)

     Community                                                          Other (please
___  Property                                                      ___  indicate)

                                                                      ------------------

ALL INVESTORS MUST SIGN AND PRINT NAME BELOW

Signature: _______________________________                       Date: ________________

Print Name:_______________________________

Signature: _______________________________

Print Name:_______________________________

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

                                          VIDEO NETWORK COMMUNICATIONS, INC.

Dated:                                    By:
      ---------------------                  -------------------------------------------------
                                             Name:
                                             Title:

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION

Name of Entity: ______________________________________________________________________

Address of Principal Office:  ________________________________________________________

Telephone: ___________________          Fax: ___________________

Taxpayer Identification Number: ______________________

Check type of Entity:


      Employee Benefit                Limited                General                 Individual Retirement
___   Plan Trust                ___   Partnership      ___   Partnership        ___  Account
      Limited Liability                                                              Other (please indicate)
___   Company                   ___   Trust            ___   Corporation        ___
                                                                                __________________

Date of Formation or incorporation: ___________   State of Formation or incorporation: __________

Describe the business of the Entity: __________________________________________________

------------------------------------------------------------------------------------------------------------

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name                                   Position                            Authority for this investment
----                                   --------                            -----------------------------
-----------------------------------    --------------------------------    ---------------------------------

-----------------------------------    --------------------------------    ---------------------------------

-----------------------------------    --------------------------------    ---------------------------------

-----------------------------------    --------------------------------    ---------------------------------


INVESTOR:                                          The foregoing subscription is accepted and the
                                                   Company hereby agrees to be bound by its terms.

                                                   VIDEO NETWORK COMMUNICATIONS, INC.
---------------------------
Signature of Authorized Signatory
Name:                                              By: _____________________________
Title:                                                 Name:
Date:                                                  Title:
                                                       Date:

                                   SCHEDULE 1

1. Subscription. VIDEO NETWORK COMMUNICATIONS, INC. ("VNCI" or the "Company") is offering through EarlyBirdCapital, Inc., its exclusive placement agent, 1,760,000 Units ("Units") of the Company, at a purchase price of $1.50 per Unit, each Unit consisting of (i) one share of the Company's common stock ("Common Stock" or "Shares") and (ii) one warrant ("Warrant(s)") to purchase one share of Common Stock. The Warrants shall be identical to the Warrants of the Company currently trading on Nasdaq under the symbol "VNCIW," except for (i) the registration rights with respect to the Warrants, and (ii) the initial date the Warrants become exercisable, which is one day following the six month anniversary of the closing of the offering of the Units.

2.     Offering Period. The Company is offering the Units until the earlier of
       (i) the date by which all the shares of Units being offered are sold, or
       (ii) forty-five (45) days after the date of the Memorandum, unless such latter date is extended, without notice to the Investors, by the mutual consent of EarlyBirdCapital and the Company to a date not later than an additional forty-five (45) days thereafter ("Termination Date").

3. Purchase. If you are tendering a check, make it payable to "CST&T AAF - VIDEO NETWORK COMMUNICATIONS INC." If you are paying by wire transfer, please instruct your bank to wire funds to "CST&T AAF - VIDEO NETWORK COMMUNICATIONS INC" at Chase Manhattan Bank ABA # 021-000-021, A/C # 530-921375.

4. Closing. The Offering is being made on a "best efforts", "all or none" basis. In order for the Offering to close, the Company must receive and accept subscriptions for 1,760,000 Units ($2,640,000) in gross proceeds. If subscriptions for at least 1,760,000 of the Units are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from the Investors will be returned without interest and without any deduction.

5.     Obligations of the Company and the Investor

       A.     Registration Rights.

              (1) Company's Obligation to Register. Within 45 days after the date of the Closing, the Company shall file a Registration Statement ("Registration Statement") under the Securities Act of 1933 ("Securities Act") with the Securities and Exchange Commission ("SEC") and shall make appropriate filings in such states as the Placement Agent shall reasonably specify, registering (a) for resale the Common Stock and Warrants purchased in the Offering, the "Extra Warrants" referred to below and the shares of Common Stock underlying the Warrants, the Extra Warrants and the Purchase Options ("Purchase Options") issued to the Placement Agent in the Offering and (b) for sale, the Common Stock underlying the Purchase Option, the Warrants and Extra Warrants, if any, underlying the Purchase Options, and the Common Stock underlying such Warrants and Extra Warrants (the securities referred to in the foregoing subsections (a) and (b) are hereinafter collectively, "Registrable Securities"). The Company shall use its best efforts to have the Registration Statement declared effective by the 120th day after the Closing ("Target Date"). If the Registration Statement is not declared effective by the SEC and cleared by the National Association of Securities Dealers, Inc. ("NASD") by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the nineteenth monthly anniversary of the Target Date, the Company shall issue to each purchaser of Units in the Offering and to the Placement Agent and its designees with respect to the Purchase Options, Warrants (referred to as "Extra Warrants") to purchase a number of shares of Common Stock equal to 5% of the number of Warrants (as adjusted for stock splits, dividends and the like) purchased by him, her or it, in the Offering (and as to the Placement Agent and its designees, 5% of the number of Warrants underlying the Purchase Options). The Extra Warrants shall have the same terms as the Warrants sold in the Offering. The Company shall keep the Registration Statement current and effective until all the securities registered thereunder are sold or can be sold freely under an appropriate exemption, without limitation.

              (2) Piggy-Back Registration Rights. If at any time the Company shall file a registration statement (excluding registration statements on Forms S-4 and S-8) during any period that the Registration Statement filed or to be filed pursuant to Section 5A(i) above is not effective, the holders of the Registrable Securities shall have the right to include their Registrable Securities in such registration statement (to register the issuance or resale thereof). In the event the Company proposes to file a registration statement pursuant to this subsection (2), the Company shall promptly give written notice of such proposed registration to all holders of Registrable Securities. Such holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Securities which the Company has been requested to so register. If the managing underwriter of a registration statement filed in accordance with subsection 5(2) determines that the marketing factors require a lock-up of the securities being registered by the Holders, then such Holders shall agree to sign a lock-up agreement with respect to such securities being registered, agreeing not to sell such securities until at most 90 days after the effective date of such registration statement.

              (3) Covenants. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

                     (a) file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become effective as soon as possible;

                     (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof), and to keep the Registration Statement effective until the earlier of the date which all Registrable Securities are sold and the date that the Registrable Securities may be sold pursuant to Rule 144 without restrictions;

                     (c) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the Prospectus which forms a part of the Registration Statement, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Investor;

                     (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Investors to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Investor; provided, however, that the Company shall not be required in connection with this paragraph to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                     (e) as expeditiously as possible, cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                     (f) promptly arrange the services of a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                     (g) as expeditiously as possible, notify each Investor, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                     (h) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Securities of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

              If the Company has delivered a Prospectus to the Investors and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investors and, if requested, the Investors shall immediately cease making offers of Registrable Securities and return all Prospectuses to the Company or affix a sticker to the Prospectuses which is provided by the Company. If returned, the Company shall promptly provide the Investors with revised Prospectuses and, following receipt of the revised Prospectuses, the Investors shall be free to resume making offers of the Registrable Securities.

              (4) Fees and Expenses. In any registration statement in which Registrable Securities are included pursuant to this Section, the Company shall bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to such securities but including the expenses of preparing the registration statement, filing it with the SEC and NASD and providing a reasonable number of copies of the prospectus contained therein to the Investors and the fees (no more than $15,000) of one special counsel for all of the holders of the securities sold in the Offering and of the Purchase Option.

              (5) Indemnification by Company. The Company shall indemnify the holders of the Registrable Securities to be sold pursuant to any registration statement pursuant to this Section 5, the officers and directors of each Investor and each person, if any, who controls such Investors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered Investors ("Purchaser Information") expressly for use in any preliminary prospectus, the registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or unless the indemnities failed to deliver a final prospectus in which the material misstatement or omission was corrected. The Company agrees promptly to notify such Investors of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with the registration statement or prospectus.

              (6) Successors and Assigns. The registration rights granted to the holders inure to the benefit of all the Investors' successors, heirs, pledges, assignees, transferees and purchasers of the Shares, Warrants, Extra Warrants, if any, and Purchase Options, as the case may be.

              (7)    Rule 144 Requirements. The Company agrees to:

                     (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

                     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

                     (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents of the Company as such holder may reasonable request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

       B. Lock-Up Agreement by Investor. Notwithstanding the foregoing registration obligations, each purchaser of Units in the Offering hereby agrees not to sell the Shares, Warrants, Extra Warrants or shares underlying such Warrants or Extra Warrants for a period of 12 months from the Closing without the prior written consent of the Placement Agent.

       C. Warrants. The Company will amend its existing Warrant Agreement with Continental Stock Transfer and Trust Company effective as of the Closing, to include the Warrants and Extra Warrants, if any, underlying the Units and the Placement Agent Securities. Notwithstanding anything to the contrary, hereinabove or in the warrant certificate or the warrant agreement with the Company's Warrant Agent, each Investor agrees that the Warrants may not be exercised until one day following the six-month anniversary of the Closing.

6.     Notices. All communications to the Company should be sent to:

              VIDEO NETWORK COMMUNICATIONS, INC.
              50 International Drive
              Portsmouth, New Hampshire 03801
              Attention: Robert H. Emery, Chief Financial Officer
                          and Vice President, Administration
              Tel.: (603) 334-6700
              Fax: (603) 334-6799
       with copies to:

              A.     Shaw  Pittman
                     1676 International Drive
                     McLean, VA 22102
                     Attention: Ellen Grady, Esq.
                     Tel.: (703) 790-7946
                     Fax: (703) 790-7901

       and
              B.     EarlyBirdCapital, Inc.
                     One State Street Plaza
                     New York, New York 10004
                     Attention: Steven Levine
                     Tel: (212) 208-6715
                     Fax: (212) 509-5186

       and

              C.     Graubard Mollen & Miller
                     600 Third Avenue
                     New York, New York 10016
                     Attention: David Alan Miller, Esq.
                     Tel: (212) 818-8661
                     Fax: (212) 818-8881



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